EXHIBIT 99.1

PETMED EXPRESS D/B/A 1-800-PETMEDS ANNOUNCES SECOND QUARTER
FINANCIAL RESULTS - NET INCOME INCREASES 22%

Pompano Beach, Florida, October 23, 2006 - PetMed Express, Inc. (NASDAQ: PETS) today announced its financial results for the quarter ended September 30, 2006. Net income was $3.3 million, or $0.14 diluted per share, for the quarter ended September 30, 2006, compared to net income of $2.7 million, or $0.11 diluted per share, for the quarter ended September 30, 2005, an increase to net income of 22%. Net sales for the quarter ended September 30, 2006 were $43.8 million, compared to $38.7 million for the quarter ended September 30, 2005, an increase of 13%. Net income was $8.1 million, or $0.33 diluted per share, for the six months ended September 30, 2006, compared to net income of $6.3 million, or $0.26 diluted per share, for the six months ended September 30, 2005, an increase to net income of 29%. Net sales for the six months ended September 30, 2006 were $94.5 million, compared to $82.3 million for the six months ended September 30, 2005, an increase of 15%. Approximately 62% of all sales were placed on the Company's website for the second quarter, compared to 55% for the same quarter in the prior year.

Menderes Akdag, CEO and President, commented: "We are pleased to report that our retail reorder sales increased by 23%, from $22.9 million to $28.1 million for the quarters ended September 30, 2005 and 2006, respectively. For the six months ended September 30, 2006 our retail reorder sales increased by 28% to $62.0 million from $48.6 million for the six months ended September 30, 2005. We are currently focused on optimizing our advertising campaigns and improving our current service levels to capture additional market share. We are also pleased to report that net cash provided by operating activities increased by $1.5 million, from $12.7 million for the six months ended September 30, 2005 to $14.2 million for the six months ended September 30, 2006."

This morning at 8:30 A.M. Eastern Time, Mr. Akdag will host a conference call to review the quarter's financial results. To access the call which is open to the public, dial (888) 455-1758 (toll free) or (312) 470-7365. Callers will be required to supply PETMEDS as the passcode. For those unable to participate in the live event, the call will be available for replay from 10 A.M. on October 23, 2006 until November 6, 2006 at 10:59 P.M. To access the replay, call (866) 422-8069 (toll free) or (203) 369-0828, and enter passcode 5500.

Founded in 1996, PetMed Express is America's Largest Pet Pharmacy, delivering prescription and non-prescription pet medications and other health products for dogs, cats and horses at competitive prices direct to the consumer through its 1-800-PetMeds toll free number and on the Internet through its website at www.1800petmeds.com.
   -------------------

This press release may contain "forward-looking" statements, as defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission, that involve a number of risks and uncertainties, including the Company's ability to meet the objectives included in its business plan. Important factors that could cause results to differ materially from those indicated by such "forward-looking" statements are set forth in Management's Discussion and Analysis of Financial Condition and Results of Operations in the PetMed Express Annual Report on Form 10-K for the year ended March 31, 2006. The Company's future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Q and its Annual Report on Form 10-K.
For investment relations contact PetMed Express, Inc., Bruce S. Rosenbloom, CFO, 954-979-5995.

                               ###
                         99.1 page 1 - 4

               PETMED EXPRESS, INC. AND SUBSIDIARIES
               CONDENSED CONSOLIDATED BALANCE SHEETS

                                                            September 30,   March 31,
                                                                2006          2006
                                                           ------------   ------------
                                                            (UNAUDITED)
                            ASSETS
                            ------
Current assets:
   Cash and cash equivalents                               $ 37,663,345   $ 23,216,907
   Accounts receivable, less allowance for doubtful
      accounts of $30,000 and $23,000, respectively           1,503,233      1,155,781
   Inventories - finished goods                               9,863,560     14,997,675
   Prepaid expenses and other current assets                  1,701,719        583,038
                                                           ------------   ------------
          Total current assets                               50,731,857     39,953,401

   Property and equipment, net                                1,531,926      1,497,589
   Deferred income taxes                                        873,663        794,002
   Intangible asset                                             365,000        365,000
   Other assets                                                       -         14,167
                                                           ------------   ------------

Total assets                                               $ 53,502,446   $ 42,624,159
                                                           ============   ============

                 LIABILITIES AND SHAREHOLDERS' EQUITY
                 ------------------------------------

Current liabilities:
   Accounts payable                                        $  5,798,892   $  3,052,953
   Income taxes payable                                               -        958,318
   Accrued expenses and other current liabilities             1,008,076        973,359
                                                           ------------   ------------

Total liabilities                                             6,806,968      4,984,630
                                                           ------------   ------------
Commitments and contingencies

Shareholders' equity:
   Preferred stock, $.001 par value,
      5,000,000 shares authorized; 2,500 convertible
      shares issued and outstanding with a
      liquidation preference of $4 per share                      8,898          8,898
   Common stock, $.001 par value, 40,000,000 shares
      authorized; 24,212,501 and 23,967,390 shares
      issued and outstanding, respectively                       24,213         23,967
   Additional paid-in capital                                14,423,528     13,433,054
   Retained earnings                                         32,238,839     24,173,610
                                                           ------------   ------------

          Total shareholders' equity                         46,695,478     37,639,529
                                                           ------------   ------------

Total liabilities and shareholders' equity                 $ 53,502,446   $ 42,624,159
                                                           ============   ============

                         99.1 page 2 - 4

                   PETMED EXPRESS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                               (UNAUDITED)


                                                 Three Months Ended                Six Months Ended
                                                    September 30,                    September 30,
                                                 2006            2005            2006            2005
                                             ------------   -------------   -------------   -------------
 Sales                                       $ 43,812,754   $  38,652,674   $  94,486,107   $  82,284,432
 Cost of sales                                 26,890,113      23,801,822      57,439,141      50,574,994
                                            ------------    -------------   -------------   -------------

 Gross profit                                  16,922,641      14,850,852      37,046,966      31,709,438
                                             ------------   -------------   -------------   -------------
 Operating expenses:
      General and administrative                4,320,703       3,808,677       8,769,325       7,661,571
      Advertising                               7,670,641       6,922,832      15,999,359      14,527,135
      Depreciation and amortization               130,851         131,745         266,152         259,290
                                             ------------   -------------   -------------   -------------
 Total operating expenses                      12,122,195      10,863,254      25,034,836      22,447,996
                                             ------------   -------------   -------------   -------------

 Income from operations                         4,800,446       3,987,598      12,012,130       9,261,442
                                             ------------   -------------   -------------   -------------
 Other income (expense):
      Interest income                             336,817         152,715         587,984         252,152
      Other, net                                  136,763          81,821         237,165         122,108
      Loss on disposal of property
         and equipment                                  -               -          (1,250)              -
                                             ------------   -------------   -------------   -------------
 Total other income (expense)                     473,580         234,536         823,899         374,260
                                             ------------   -------------   -------------   -------------

 Income before provision for income taxes       5,274,026       4,222,134      12,836,029       9,635,702

 Provision for income taxes                     1,959,055       1,511,308       4,770,800       3,383,290
                                             ------------   -------------   -------------   -------------

 Net income                                  $  3,314,971   $   2,710,826   $   8,065,229   $   6,252,412
                                             ============   =============   =============   =============
 Net income per common share:
       Basic                                 $       0.14   $        0.12   $        0.33   $        0.27
                                             ============   =============   =============   =============
       Diluted                               $       0.14   $        0.11   $        0.33   $        0.26
                                             ============   =============   =============   =============
 Weighted average number of common
    shares outstanding:
       Basic                                   24,172,319      23,564,051      24,091,242      23,517,911
                                             ============   =============   =============   =============
       Diluted                                 24,240,345      24,111,210      24,223,267      24,032,552
                                             ============   =============   =============   =============

                         99.1 page 3 - 4

                     PETMED EXPRESS, INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (UNAUDITED)


                                                                  Six Months Ended
                                                                    September 30,
                                                                2006           2005
                                                           ------------   ------------
 Cash flows from operating activities:
    Net income                                             $  8,065,229   $  6,252,412
    Adjustments to reconcile net income to net cash
     provided by operating activities:
        Depreciation and amortization                           266,152        259,290
        Compensation expense relating to stock issuances        489,488              -
        Tax benefit related to stock options exercised                -         38,110
        Deferred income taxes                                   (79,661)       (18,353)
        Loss on disposal of property and equipment                1,250              -
        Bad debt expense (recovery)                              27,565        (15,616)
        (Increase) decrease in operating assets
           and increase (decrease) in liabilities:
             Accounts receivable                               (375,017)       817,099
             Inventories - finished goods                     5,134,115      2,812,609
             Prepaid expenses and other current assets       (1,118,681)      (298,569)
             Other assets                                        14,167              -
             Accounts payable                                 2,745,939       (242,986)
             Income taxes payable                              (958,318)     2,636,401
             Accrued expenses and other current liabilities      34,717        440,690
                                                           ------------   ------------
 Net cash provided by operating activities                   14,246,945     12,681,087
                                                           ------------   ------------

 Cash flows from investing activities:
    Purchases of property and equipment                        (302,139)       (30,915)
    Net proceeds from the sale of property and equipment            400              -
                                                           ------------   ------------
 Net cash used in investing activities                         (301,739)       (30,915)
                                                           ------------   ------------

 Cash flows from financing activities:
    Proceeds from the exercise of stock options                 421,513        285,962
    Tax benefit related to stock options exercised               79,719              -
                                                           ------------   ------------
 Net cash provided by financing activities                      501,232        285,962
                                                           ------------   ------------

 Net increase in cash and cash equivalents                   14,446,438     12,936,134
 Cash and cash equivalents, at beginning of period           23,216,907     12,680,962
                                                           ------------   ------------

 Cash and cash equivalents, at end of period               $ 37,663,345   $ 25,617,096
                                                           ============   ============
 Supplemental disclosure of cash flow information:

    Cash paid for income taxes                             $  6,364,063   $    727,132
                                                           ============   ============



                         99.1 page 4 - 4